UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 29, 2008

AVOCENT CORPORATION
Exact name of registrant as specified in its charter)

DELAWARE	000-30575	91-2032368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4991 CORPORATE DRIVE	HUNTSVILLE, AL 35805
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(256) 430-4000

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On July 29, 2008, Avocent Corporation (the “Company”) entered into a First Amendment to Credit Agreement (the “First Amendment”) amending its Credit Agreement with Regions Bank dated as of June 16, 2006.  Under the First Amendment, the Company added a $90 million term loan facility to its previously-existing $250,000,000 five-year revolving bank line of credit.  The borrowings bear an initial interest rate of LIBOR plus 175 basis points, and are guaranteed by the Company’s domestic subsidiaries.  The First Amendment also contains representations, warranties, and covenants customarily found in similar financings.  On August 4, 2008, the Company disseminated a press release, which is incorporated herein by reference, with additional details about the First Amendment, and the information contained in that press release is incorporated herein by reference and filed as Exhibit 99.17 hereto.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 29, 2008, Avocent Corporation (the “Company”) entered into a First Amendment to Credit Agreement (the “First Amendment”) amending its Credit Agreement with Regions Bank dated as of June 16, 2006.  Under the First Amendment, the Company added a $90 million term loan facility to its previously-existing $250,000,000 five-year revolving bank line of credit.  The borrowings bear an initial interest rate of LIBOR plus 175 basis points, and are guaranteed by the Company’s domestic subsidiaries.  On July 29, 2009, the Company drew down $90 million on the term loan facility and currently has $165 million outstanding on the credit facilities.  The First Amendment also contains representations, warranties, and covenants customarily found in similar financings.  On August 4, 2008, the Company disseminated a press release, which is incorporated herein by reference, with additional details about the First Amendment, and the information contained in that press release is incorporated herein by reference and filed as Exhibit 99.17 hereto.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description of Exhibit
	99.17	Press Release issued August 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVOCENT CORPORATION
Date:	August 4, 2008
		By:	/s/ Samuel F. Saracino
Executive Vice President of Legal and Corporate Affairs,
General Counsel, and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.17	Press Release issued August 4, 2008